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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the references to our firm under the caption "Experts" and to the use of our report dated February 27, 2004 on the Metabasis Therapeutics, Inc. financial statements, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-112437) and related Prospectus of Metabasis Therapeutics, Inc. expected to be filed on or about March 10, 2004.

                      /s/  ERNST & YOUNG LLP

March 9, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS